                                                                   EXHIBIT (h).2
                            FUND ACCOUNTING AGREEMENT


         THIS AGREEMENT is made as of this 2nd day of April, 2001, by and among the mutual funds listed on Schedule A (each a "Fund" and together the "Funds"), Hartford Administrative Services Company ("HASCO" or the "Fund Accountant") formerly known as Fortis Advisers, Inc., a Minnesota corporation, and HL Investment Advisors, LLC, a Connecticut limited liability company ("HLA"). This Agreement is intended to take effect as if entered into among each Fund, severally, and HASCO and HLA, and the provisions of this Agreement shall be construed accordingly.

         WHEREAS, the Funds are comprised of one or more registered management investment companies under the Investment Company Act of 1940, as amended, (the "1940 Act") and are currently offering shares of common stock (such shares, of all series and classes, are hereinafter called the "Shares"); and

         WHEREAS, the Funds desire that the Fund Accountant perform certain fund accounting services for each Fund; and

         WHEREAS, the Fund Accountant is prepared to perform such services on the terms and conditions set forth in this Agreement,

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.       SERVICES AS FUND ACCOUNTANT

         The Fund Accountant will provide such fund accounting services as the Funds may reasonably request, including daily pricing of portfolio securities, computation of the net asset value and the net income of the Funds in accordance with the Funds' prospectuses and statements of additional information; calculation of the dividend and capital gain distributions (including that needed to avoid all Federal excise taxes), if any; calculation of yields on all applicable Funds and all classes thereof; preparation of the following reports:
(i) a current security position report; (ii) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and (iii) a current cash position report (including cash available from portfolio sales and maturities and sales of a Fund's Shares less cash needed for redemptions and settlement of portfolio purchases); and such other similar services with respect to a Fund as may be reasonably requested by the Funds. With regard to securities for which market quotations are available, the Fund Accountant may use one or more external pricing services as selected and authorized by the Fund on the Pricing Authorization Form attached hereto as Schedule B. The Fund Accountant will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the 1940 Act (the "Rule"): journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the

Rule; general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule; separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and a monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, Fund Accountant hereby agrees that all records which it maintains for the Funds are the property of the Funds and further agrees to surrender promptly to the Funds any of such records upon the Funds' request. However, Fund Accountant has the right to make copies of such records, in its discretion. Fund Accountant further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Fund Accountant may delegate some or all of its responsibilities under this Agreement with the consent of the Funds, which will not be unreasonably withheld.

2.       COMPENSATION

         HLA will pay the Fund Accountant on the first business day of each month, or at such time(s) as the Fund Accountant shall request and the parties hereto shall agree, a fee calculated at the applicable annual rate set forth on Schedule C hereto. Net asset value shall be computed at least once a day, as set forth in the Funds' prospectuses. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be payable upon the date of termination of this Agreement.

         The Fund Accountant will from time to time employ or associate with such person or persons as the Fund Accountant may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be officers, or employees who are employed by both Fund Accountant and HLA. The compensation of such person or persons shall be paid by the Fund Accountant and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, shareholders or employees of the Fund Accountant or the investment adviser or distributor for the Funds, SEC fees and state Blue Sky qualification fees, advisory and administration fees, transfer and dividend disbursing agents' fees, certain insurance premiums, auditing and legal expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current Shareholders of the Funds, costs of Shareholders' reports and meetings and any extraordinary expenses will be borne by the Funds, except as may otherwise be agreed between the Funds and HLA.

3.       CONFIDENTIALITY

         The Fund Accountant agrees to treat confidentially and as the proprietary information of the Funds, all records and other information relative to the Funds and prior, present, or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Fund Accountant may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

4.       INDEMNIFICATION

         The Fund Accountant shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to the Funds for any action taken or omitted by the Fund Accountant in the absence of bad faith, willful misfeasance or negligence. The Fund Accountant assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay, or any other loss whatsoever caused by events beyond its reasonable control.

         Any person, even though also an employee, or agent of the Fund Accountant who may be or become an officer, trustee, employee, or agent of the Funds shall be deemed, when rendering services to the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as an employee, or agent or one under the control or direction of the Fund Accountant even though paid by them.

         The Funds agree to indemnify and hold the Fund Accountant harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or thing which the Fund Accountant takes or does or omits to take or do hereunder, provided that the Fund Accountant shall not be indemnified against any liability to the Funds or to their Shareholders (or any expenses incident to such liability) arising out of the Fund Accountant's negligent failure to perform its duties under this Agreement. For clarification, to the extent any obligation to provide indemnification under this Section 4 arises in respect of any Fund, the obligation so to indemnify shall be the obligation of each such fund, and no other Fund.

5.       TERM

         This Agreement shall become effective on April 2, 2001 and may be terminated upon at least sixty (60) days' written notice to the other party.

6.       NOTICES

All notices and other communications (collectively referred to as a "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Fund Accountant, at its address, 500 Bielenberg Drive, 5G-2, Woodbury, MN 55125, Attn: Tamara Fagely; (b) if to the Funds, at their principal place of business or (c) if to neither of the foregoing, at such other address as to which the sender shall have been notified by any such Notice or other communication. The Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex, or facsimile sending device, it shall be deemed to have been given immediately.

7.       FURTHER ACTIONS

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

8.       ASSIGNMENT

         This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party which, in the case of assignment to an affiliate, shall not be unreasonably denied.

9.       AMENDMENTS

         This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

10.      GOVERNING STATE LAW

         This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Connecticut.

11.      MISCELLANEOUS

         This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        Fortis Series Fund, Inc.


                                        By /s/ Dean C. Kopperud
                                          --------------------------------------
                                          Name:
                                          Title: President



                                        Hartford Administrative Services Company


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        HL Investment Advisers, LLC


                                        By /s/ David M. Znamierowski
                                          --------------------------------------
                                          Name:
                                          Title: Senior Vice President

                                   SCHEDULE A

                        to the Fund Accounting Agreement

                   NAME OF FUND

                   Fortis Series Fund, Inc.
                      on behalf of:
                      Aggressive Growth Series
                      American Leaders Series
                      Asset Allocation Series
                      Blue Chip Stock Series
                      Blue Chip Stock Series II
                      International Stock Series
                      Capital Opportunities Series
                      Diversified Income Series
                      Global Equity Series
                      Global Growth Series
                      Growth & Income Series
                      Growth Stock Series
                      High Yield Series
                      International Stock Series II
                      Investors Growth Series
                      Large Cap Growth Series
                      Mid Cap Stock Series
                      Money Market Series
                      Multisector Bond Series
                      S&P 500 Index Series
                      Small Cap Value Series
                      U.S. Government Securities Series
                      Value Series

                                   SCHEDULE B

                        to the Fund Accounting Agreement


                           PRICING AUTHORIZATION FORM


         Each Fund hereby authorizes Fund Accountant to use the following price sources, market indices and tolerance ranges for performing fund pricing and evaluating the reasonability of security prices for each Fund.


SECURITY TYPE         SOURCE/TYPE OF QUOTE     TOLERANCE LEVEL   GENERAL BACK-UP
-------------         --------------------     ---------------   ---------------
Bonds (domestic)                                   2 percent
Equities (domestic)                               10 percent
Bonds (foreign)                                    2 percent
Equities (foreign)                                10 percent

                                   SCHEDULE C

                        to the Fund Accounting Agreement



                           MUTUAL FUND ACCOUNTING FEES




       AGGREGATE FUND NET ASSETS                     ANNUAL FEE
       -------------------------                   --------------
             All Assets                            0 Basis Points
